Exhibit 21

SUBSIDIARIES OF REGISTRANT
AS OF FEBRUARY 25, 2011

Name	Jurisdiction

Subsidiaries of Ness Technologies, Inc.
Ness USA, Inc.	USA – Pennsylvania
Ness Technologies Israel Ltd.	Israel
Ness Global Services Pte. Ltd.	Singapore
Ness Canada Inc.	Canada
NessPRO Inc.	USA – Delaware

Subsidiary of Ness USA Inc.
Ness Technologies B.V.	Netherlands

Subsidiaries of Ness Technologies B.V.
Ness Czech s.r.o	Czech Republic
Ness Mauritius Ltd.	Mauritius
S.C. Ness Romania s.r.l	Romania
Ness Slovensko a.s.	Slovakia
Ness S.A.	Switzerland
NessPRO B.V.	Netherlands
NessPRO Spain s.a.	Spain
Ness Hungary Kft	Hungary
Ness Deutschland gmbh	Germany
Ness Azerbaijan Ltd (50.1%)	Azerbaijan

Subsidiary of NessPRO B.V.
NessPRO Italy s.a.	Italy

Subsidiary of Ness Mauritius Ltd.
Ness Technologies (India) Ltd.	India

Subsidiary of Ness Slovensko a.s.
Ness KDC s.r.o	Slovakia

Subsidiary of Ness Technologies Israel Ltd.
Ness Technologies Holdings Ltd.	Israel

Subsidiary of Ness Technologies Holdings Ltd.
Ness AT Ltd.	Israel

Subsidiaries of Ness AT Ltd.
Ness NTR Ltd.	Israel
Ness College Ltd.	Israel
V-Ness Ltd. Ness-Gilon Ltd. Nessbit (Partnership) (50%)	Israel Israel Israel

Subsidiaries of Ness-Gilon Ltd.
Synergy Ltd. (76%)	Israel
Amplio Ltd.	Israel
Gilon Global Holdings Ltd	Israel

Subsidiaries of Gilon Global Holdings Ltd
Eretim Bilgisayar Hizmetleri ve Danışmanlık Ticaret Limited Şti (60%)	Turkey
Veri Entegrasyon Çözümleri Limited Şti (60%)	Turkey

Subsidiary of NessPRO Inc.
NessPRO Thailand Ltd.	Thailand